UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2018

GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Suite 1700 Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

(703) 345-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Notes Issuance

On May 30, 2018, Graham Holdings Company (the “Company”), a Delaware corporation, completed the issuance and sale of $400 million aggregate principal amount of 5.750% senior unsecured notes due 2026 (the “Notes”). The Notes are guaranteed, jointly and severally, on a senior unsecured basis, by certain of the Company’s existing and future domestic subsidiaries.

The Company will use the net proceeds from the offering, together with cash on hand, to redeem all $400 million aggregate principal amount of the Company’s existing 7.250% notes due 2019 (the “2019 Notes”).

On May 30, 2018, the Company issued a notice of redemption to redeem on or around June 29, 2018 (the “Redemption Date”) the 2019 Notes. The 2019 Notes will be redeemed at the make-whole redemption price set forth in the indenture governing the 2019 Notes plus accrued and unpaid interest on the 2019 Notes to the Redemption Date.

The Notes were sold pursuant to a purchase agreement, dated May 24, 2018 (the “Purchase Agreement”), among the Company, the guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein. The Notes are governed by the terms of an indenture, dated as of May 30, 2018 (the “Indenture”), among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

The Notes will bear interest at a rate of 5.750% per annum. The Company will pay interest on the Notes semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2018. The Notes will mature on June 1, 2026. The Company may redeem the Notes in whole or in part at any time at the respective redemption prices described in the Indenture. The Notes will be unsecured and will rank equally with all of the Company’s other senior unsecured and unsubordinated indebtedness from time to time outstanding.

The foregoing descriptions of the Indenture, the Notes and the Purchase Agreement do not purport to be complete, and are qualified in their entirety by reference to the Indenture, Specimen of the Notes and Purchase Agreement, which are filed hereto as Exhibits 4.1, 4.2 and 10.1, respectively, which are incorporated herein by reference.

The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information in this Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Credit Agreement

On May 30, 2018, the Company and certain of the Company’s domestic subsidiaries named therein as guarantors entered into an amended and restated credit agreement providing for a U.S. $300 million five year revolving credit facility (the “Revolving Credit Facility”) with each of the lenders party thereto, certain of the Company’s foreign subsidiaries from time to time party thereto as foreign borrowers, Wells Fargo Bank, National Association, as Administrative Agent (“Wells Fargo”), JPMorgan Chase Bank, N.A., as Syndication Agent, and HSBC Bank USA, National Association and Bank of America, N.A. as Documentation Agents (the “Amended and Restated Credit Agreement”), which amends and restates the Company’s existing Five Year Credit Agreement, dated as of June 29, 2015, among the Company, certain of its domestic subsidiaries as guarantors, the several lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent and JPMorgan Chase Bank, N.A., as Syndication Agent (the “Existing Credit Agreement”).

The Amended and Restated Credit Agreement amends the Existing Credit Agreement to (i) extend the maturity of the Revolving Credit Facility to May 30, 2023, unless the Company and the lenders agree to further extend the term, (ii) increase the aggregate principal amount of the Revolving Credit Facility to U.S. $300 million, consisting of a U.S. Dollar tranche of U.S. $200 million for borrowings in U.S. Dollars and a multicurrency tranche equivalent to U.S. $100 million (the “Multicurrency Tranche”) for borrowings in U.S. Dollars and certain foreign currencies, (iii) provide for borrowings under the Revolving Credit Facility in U.S. Dollars and certain other foreign currencies specified in the Amended and Restated Credit Agreement, (iv) permit certain foreign subsidiaries of the Company to be added to the Amended and Restated Credit Agreement as foreign borrowers thereunder and (v) effect certain other modifications to the Existing Credit Agreement. Under the Amended and Restated Credit Agreement, the Company is required to pay a commitment fee on a quarterly basis, based on the Company’s leverage ratio, of between 0.15% and 0.25% of the amount of the average daily unused portion of the Revolving Credit Facility. Any borrowings under the Amended and Restated Credit Agreement are made on an unsecured basis and bear interest at the Company’s option, either at (a) a fluctuating interest rate equal to the highest of Wells Fargo’s prime rate, 0.50 percent above the Federal funds rate or the one-month Eurodollar rate plus 1%, or (b) the Eurodollar rate for the applicable currency and interest period as defined in the Amended and Restated Credit Agreement, which is generally a periodic rate equal to LIBOR, CDOR, BBSY or SOR, as applicable, in the case of each of clauses (a) and (b) plus an applicable margin that depends on the Company’s consolidated debt to consolidated adjusted EBITDA (as determined pursuant to the Amended and Restated Credit Agreement, “Total Net Leverage Ratio”). The Company may draw on the Revolving Credit Facility for general corporate purposes and foreign subsidiaries of the Company from time to time party to the Amended and Restated Credit Agreement may draw on the Multicurrency Tranche for general corporate purposes. Any outstanding borrowings must be repaid on or prior to the final termination date. The Amended and Restated Credit Agreement contains terms and conditions, including remedies in the event of a default by the Company, typical of facilities of this type and requires the Company to maintain a Total Net Leverage Ratio of not greater than 3.5 to 1.0 and a consolidated interest coverage ratio of at least 3.5 to 1.0 based upon the ratio of consolidated adjusted EBITDA to consolidated interest expense as determined pursuant to the Amended and Restated Credit Agreement.

The lenders under the Amended and Restated Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, investment banking and other arrangements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Notes, the Indenture, the Amended and Restated Credit Agreement and the Revolving Credit Facility provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of May 30, 2018, relating to the issuance by Graham Holdings Company of $400,000,000 aggregate principal amount of 5.750% Senior Notes due 2026.

4.2	Specimen of 5.750% Senior Notes due 2026 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1
Purchase Agreement, dated May 24, 2018, among Graham Holdings Company, the guarantors listed in Schedule 2 thereto and J.P. Morgan Securities, LLC, as representative of the initial purchasers listed in Schedule 1 thereto.

Cautionary Statement Concerning Forward-Looking Statements

This communication and the documents incorporated by reference herein may contain certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company
(Registrant)
Date: May 30, 2018	/s/ Wallace R. Cooney
(Signature)
Wallace R. Cooney
Chief Financial Officer (Principal Financial Officer)